Exhibit 99.1

Media Contact:	John Fuller	Analyst Contact:	Vernon L. Patterson
	216.689.8140		216.689.0520

Key Media		Investor Relations
Newsroom:	www.Key.com/newsroom	Information:	www.Key.com/ir

FOR IMMEDIATE RELEASE

KEYCORP REPORTS THIRD QUARTER 2003 EARNINGS

•	EPS of $0.53

•	Continued improvement in asset quality

•	Higher noninterest income

•	Board authorizes repurchase of 25 million shares

CLEVELAND, October 16, 2003 — KeyCorp (NYSE: KEY) today announced third quarter net income of $227 million, or $0.53 per diluted common share. These results compare with net income of $225 million, or $0.53 per share, for the second quarter of 2003, and $245 million, or $0.57 per share, for the third quarter of 2002.

     “Key’s third quarter earnings reflect positive results in important areas, despite the weak economic environment,” said Chairman and Chief Executive Officer Henry L. Meyer III. “These results include higher noninterest income and continued growth in core deposits.

     “We are also very encouraged by the continued improvement in Key’s asset quality, as nonperforming loans fell for the fourth consecutive quarter and net loan charge-offs declined to their lowest level since the first quarter of 2001.

     “However, the third quarter also presented a difficult environment for net interest income,” added Meyer. “Historically low interest rates led to record levels of prepayments and narrower deposit spreads. In addition, despite continued growth in our commercial leasing and home equity businesses, the economic environment was not favorable for loan growth in general. The level of Key’s average earning assets was essentially unchanged from the prior quarter.”

     For the fourth quarter, Key expects earnings to be in the range of $0.52 to $0.55 per share.

SUMMARY OF CONSOLIDATED RESULTS

     Taxable-equivalent net interest income was $690 million for the third quarter of 2003, compared with $710 million in the second quarter. A 12 basis point reduction in Key’s net interest margin drove the decrease, as the level of Key’s average earning assets was essentially unchanged. Continued growth in home equity loans was offset by declines in the levels of both commercial loans and securities. Compared with the third quarter of 2002, taxable-equivalent net interest income decreased by $32 million as the negative effect of a lower net interest margin more than offset the effect of a 2% increase in average earning assets.

KeyCorp Reports Third Quarter 2003 Earnings
October 16, 2003

     The decline in the net interest margin relative to both the prior and year-ago quarters reflects a number of factors, including the effects of a soft economy, significant prepayments of higher rate consumer loans and mortgage backed securities which continued late into the third quarter, and narrower deposit spreads resulting from declining interest rates. Also contributing to the declines was the significant growth in Key’s core deposits. Over the past twelve months, core deposit growth has exceeded net loan growth. The excess funds have been either invested in securities or used to reduce wholesale funding in light of the weak demand for commercial loans. Although these actions improved Key’s liquidity, they have resulted in downward pressure on net interest income.

     Key’s noninterest income was $463 million for the third quarter of 2003, up from $434 million for the second quarter. A $25 million increase in net gains from loan securitizations and sales, including a $10 million gain from the annual securitization and sale of education loans in the third quarter of 2003, drove the increase. In addition, stronger financial markets contributed to an $8 million increase in income from trust and investment services, the largest source of Key’s noninterest income. Compared with the year-ago quarter, noninterest income grew by $31 million, reflecting a $16 million increase in income from principal investing activities and an $11 million decrease in losses incurred on the residual values of leased vehicles. These improvements from third quarter 2002 results were offset in part by lower income from trust and investment services and service charges on deposit accounts. The major components of Key’s trust and investment services income and investment banking and capital markets income are shown in the following tables.

Trust and Investment Services Income

	Three months ended			Nine months ended

in millions	9-30-03	6-30-03	9-30-02	9-30-03	9-30-02

Personal asset management and custody fees	$39	$36	$38	$111	$120
Institutional asset management and custody fees	10	9	20	29	60
Bond services	10	9	9	29	29
Brokerage commission income	47	48	48	141	149
All other fees	33	29	36	92	109

Total trust and investment services income	$139	$131	$151	$402	$467

Investment Banking and Capital Markets Income

	Three months ended			Nine months ended

in millions	9-30-03	6-30-03	9-30-02	9-30-03	9-30-02

Dealer trading and derivatives income	$3	$3	$3	$15	$27
Investment banking income	23	22	23	67	78
Net gains (losses) from principal investing	16	20	—	32	(1)
Foreign exchange income	10	8	8	25	26

Total investment banking and capital markets income	$52	$53	$34	$139	$130

     Noninterest expense of $699 million for the third quarter of 2003 was up from $688 million in the prior quarter due primarily to higher incentive compensation accruals and the expensing of stock options granted in July 2003. Effective January 1, 2003, Key began recording the cost associated with stock options over their respective vesting periods. Compared with the third quarter of 2002, noninterest expense grew by $40 million, or 6%. The largest increases occurred in the cost of employee benefits, incentive compensation accruals, professional fees incurred to enhance Key’s sales management systems and stock options expense. The major components of personnel expense, the largest category of Key’s noninterest expense, are shown in the following table.

KeyCorp Reports Third Quarter 2003 Earnings
October 16, 2003

Personnel Expense

	Three months ended			Nine months ended

in millions	9-30-03	6-30-03	9-30-02	9-30-03	9-30-02

Salaries	$215	$218	$218	$656	$647
Employee benefits	63	64	53	198	171
Incentive compensation	94	86	85	245	259
Stock-based compensation	8	3	2	15	5

Total personnel expense	$380	$371	$358	$1,114	$1,082

CHANGE IN CONSOLIDATION PRACTICE

     In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46, “Consolidation of Variable Interest Entities,” which significantly changes how Key and other companies determine whether they must consolidate certain other entities. Interpretation No. 46 was effective immediately for entities created after January 31, 2003, and must be adopted for previously existing entities no later than December 31, 2003. Key adopted Interpretation No. 46 for previously existing entities in the third quarter of 2003.

     Under Interpretation No. 46, entities are classified as either voting rights entities or variable interest entities. A voting rights entity is evaluated for consolidation under previously existing accounting standards, which focus on the equity owner with voting control, while a variable interest entity must now be consolidated by its primary beneficiary (i.e., the party that holds variable interests that expose it to a majority of the entity’s expected losses and/or residual returns).

     The new guidance primarily affects Key’s balance sheet, since consolidating previously unconsolidated variable interest entities increases, and in some cases changes the classification of, assets and liabilities. As of September 30, 2003, the consolidation and deconsolidation of variable interest entities in accordance with the requirements of Interpretation No. 46 resulted in a net increase to Key’s assets of almost $850 million, with no material effect on Key’s results of operations.

ASSET QUALITY

     Key’s provision for loan losses was $123 million for the third quarter of 2003, compared with $125 million for the second quarter of 2003 and $135 million for the year-ago quarter.

     During the third quarter of 2003, Key’s nonperforming loans decreased by $42 million to $795 million, primarily due to reductions in the health care, middle market and structured finance portfolios. The primary indicators of Key’s asset quality over the past five quarters are summarized in the following table.

Asset Quality Indicators

dollars in millions	3Q03	2Q03	1Q03	4Q02	3Q02

Net loan charge-offs	$123	$141	$161	$186	$185
Net loan charge-offs to average loans	.77%	.90%	1.04%	1.18%	1.16%
Allowance for loan losses	$1,405	$1,405	$1,421	$1,452	$1,489
Allowance for loan losses to period-end loans	2.24%	2.22%	2.27%	2.32%	2.37%
Allowance for loan losses to nonperforming loans	176.73	167.86	157.19	153.98	150.86
Nonperforming loans at period end	$795	$837	$904	$943	$987
Nonperforming assets at period end	862	897	968	993	1,017
Nonperforming loans to period-end loans	1.27%	1.32%	1.44%	1.51%	1.57%
Nonperforming assets to period-end loans plus OREO and other nonperforming assets	1.37	1.42	1.54	1.59	1.61

KeyCorp Reports Third Quarter 2003 Earnings
October 16, 2003

CAPITAL

     Key’s capital ratios continued to exceed all “well-capitalized” regulatory benchmarks at September 30, 2003. In addition, Key’s tangible equity to tangible assets ratio was 6.94% at quarter end, compared with 6.90% at June 30, 2003, and 6.71% at September 30, 2002.

     During the third quarter, Key repurchased 2.5 million of its common shares under a September 2002 authorization that allowed for the repurchase of up to 25 million shares. During September 2003, the Board of Directors authorized the repurchase of 25 million common shares, which amount includes the 6.3 million shares remaining from the preexisting repurchase authority. Share repurchases and other activities that caused the change in Key’s outstanding common shares over the past five quarters are summarized in the table below.

Summary of Changes in Common Shares Outstanding

in thousands	3Q03	2Q03	1Q03	4Q02	3Q02

Shares outstanding at beginning of period	421,074	422,783	423,944	424,864	426,351
Issuance of shares under employee benefit and dividend reinvestment plans	692	1,291	839	300	293
Repurchase of common shares	(2,500)	(3,000)	(2,000)	(1,220)	(1,780)

Shares outstanding at end of period	419,266	421,074	422,783	423,944	424,864

LINE OF BUSINESS RESULTS

     The table below summarizes the contribution made by each major business group to Key’s taxable-equivalent revenue and net income for the periods presented. The specific lines of business that comprise each of the major business groups are described under the heading “Line of Business Descriptions.” For more detailed financial information pertaining to each business group and its respective lines of business, see the last three pages of this release.

Major Business Groups

				Percent change 3Q03 vs.

dollars in millions	3Q03	2Q03	3Q02	2Q03	3Q02

Revenue (taxable equivalent)
Consumer Banking	$616	$581	$577	6.0%	6.8%
Corporate and Investment Banking	383	385	379	(.5)	1.1
Investment Management Services	208	188	206	10.6	1.0
Other Segments	(25)	24	12	N/M	N/M

Total segments	1,182	1,178	1,174	.3	.7
Reconciling Items	(29)	(34)	(20)	14.7	(45.0)

Total	$1,153	$1,144	$1,154	.8	(.1)

Net income (loss)
Consumer Banking	$120	$102	$107	17.6%	12.1%
Corporate and Investment Banking	96	92	91	4.3	5.5
Investment Management Services	26	16	26	62.5	—
Other Segments	(10)	19	14	N/M	N/M

Total segments	232	229	238	1.3	(2.5)
Reconciling Items	(5)	(4)	7	(25.0)	N/M

Total	$227	$225	$245	.9	(7.3)

N/M = Not Meaningful

KeyCorp Reports Third Quarter 2003 Earnings
October 16, 2003

Consumer Banking

				Percent change 3Q03 vs.

dollars in millions	3Q03	2Q03	3Q02	2Q03	3Q02

Summary of operations
Net interest income (TE)	$475	$459	$441	3.5%	7.7%
Noninterest income	141	122	136	15.6	3.7

Total revenue (TE)	616	581	577	6.0	6.8
Provision for loan losses	70	65	69	7.7	1.4
Noninterest expense	355	353	337	.6	5.3

Income before income taxes (TE)	191	163	171	17.2	11.7
Allocated income taxes and TE adjustments	71	61	64	16.4	10.9

Net income	$120	$102	$107	17.6	12.1

Percent of consolidated net income	53%	45	44%	N/A	N/A

Average balances
Loans	$29,100	$28,874	$28,243	.8%	3.0%
Total assets	31,516	31,280	30,593	.8	3.0
Deposits	34,999	34,780	33,580	.6	4.2

TE = Taxable Equivalent, N/A = Not Applicable

Additional Consumer Banking Data

				Percent change 3Q03 vs.

dollars in billions	3Q03	2Q03	3Q02	2Q03	3Q02

Average deposits outstanding
Noninterest-bearing	$ 5,704	$ 5,423	$ 5,184	5.2%	10.0%
Money market deposit accounts and other savings	15,576	15,176	12,819	2.6	21.5
Time	13,719	14,181	15,577	(3.3)	(11.9)

Total deposits	$34,999	$34,780	$33,580	.6	4.2

Home equity loans
Retail Banking and Small Business:
Average balance	$ 8.3	$ 8.0	$ 7.3
Average loan-to-value ratio	72%	72%	72%
Percent first lien positions	58	56	49
National Home Equity:
Average balance	$ 5.2	$ 5.1	$ 5.0
Average loan-to-value ratio	74%	75%	77%
Percent first lien positions	82	81	77

Other data
On-line clients / household penetration	722,172/37%	665,781/35%	534,385/30%
KeyCenters	900	903	903
Automated teller machines	2,158	2,159	2,249

     Net income for Key Consumer Banking was $120 million for the third quarter of 2003, representing a $13 million increase from the year-ago quarter. The increase was due primarily to growth in both taxable-equivalent net interest income and noninterest income, offset in part by a higher level of noninterest expense.

     Taxable-equivalent net interest income grew by $34 million, or 8%, from the third quarter of 2002, due largely to an improved interest rate spread on earning assets, a 3% increase in average loans outstanding, primarily in the home equity and commercial portfolios, and a higher level of average core deposits. The positive effect of these factors was offset in part by the adverse effect of a less favorable interest rate spread on deposits.

     Noninterest income increased by $5 million, or 4%, due to a reduction in losses incurred on the residual values of leased vehicles and an increase in net gains from the annual securitization and sale of education loans, both in the Indirect Lending unit. These improvements were substantially offset by a reduction in service charges on deposit accounts generated by the Retail Banking line of business. The decrease in deposit service charges reflects lower overdraft fees, as well as the introduction of free checking products during the second half of 2002.

KeyCorp Reports Third Quarter 2003 Earnings
October 16, 2003

     Noninterest expense rose by $18 million, or 5%, from the third quarter of 2002. Most of the increase was attributable to personnel expense, costs associated with other real estate owned and various indirect charges.

Corporate and Investment Banking

				Percent change 3Q03 vs.

dollars in millions	3Q03	2Q03	3Q02	2Q03	3Q02

Summary of operations
Net interest income (TE)	$258	$261	$268	(1.1)%	(3.7)%
Noninterest income	125	124	111	.8	12.6

Total revenue (TE)	383	385	379	(.5)	1.1
Provision for loan losses	48	56	64	(14.3)	(25.0)
Noninterest expense	181	182	169	(.5)	7.1

Income before income taxes (TE)	154	147	146	4.8	5.5
Allocated income taxes and TE adjustments	58	55	55	5.5	5.5

Net income	$96	$92	$91	4.3	5.5

Percent of consolidated net income	42%	41%	37%	N/A	N/A
Average balances
Loans	$27,784	$28,126	$29,123	(1.2)%	(4.6)%
Total assets	32,469	32,508	32,749	(.1)	(.9)
Deposits	4,621	4,145	3,384	11.5	36.6

TE = Taxable Equivalent, N/A = Not Applicable

     Net income for Corporate and Investment Banking was $96 million for the third quarter of 2003, up from $91 million for the same period last year. Significantly higher noninterest income and a substantial reduction in the provision for loan losses were partially offset by a decrease in taxable-equivalent net interest income and higher noninterest expense.

     Taxable-equivalent net interest income decreased by $10 million, or 4%, from the third quarter of 2002 due primarily to less favorable interest rate spreads on deposits and other funding sources. Declines in average loans outstanding and yield-related loan fees also contributed to the decrease. The adverse effect of these factors was partially offset by the positive effects of core deposit growth and a more favorable interest rate spread on earning assets.

     Noninterest income increased by $14 million, or 13%, due largely to an increase in non-yield-related loan fees and higher net gains from loan sales in the KeyBank Real Estate Capital line of business.

     Noninterest expense rose by $12 million, or 7%, reflecting increases in personnel expense, professional fees and various indirect charges.

     The provision for loan losses decreased by $16 million, or 25%, as a result of improved asset quality in both the Corporate Banking and Key Equipment Finance lines.

KeyCorp Reports Third Quarter 2003 Earnings
October 16, 2003

Investment Management Services

				Percent change 3Q03 vs.

dollars in millions	3Q03	2Q03	3Q02	2Q03	3Q02

Summary of operations
Net interest income (TE)	$65	$61	$56	6.6%	16.1%
Noninterest income	143	127	150	12.6	(4.7)

Total revenue (TE)	208	188	206	10.6	1.0
Provision for loan losses	5	4	2	25.0	150.0
Noninterest expense	161	157	162	2.5	(.6)

Income before income taxes (TE)	42	27	42	55.6	—
Allocated income taxes and TE adjustments	16	11	16	45.5	—

Net income	$26	$16	$26	62.5	—

Percent of consolidated net income	11%	7%	11%	N/A	N/A
Average balances
Loans	$5,100	$5,031	$4,826	1.4%	5.7%
Total assets	6,311	6,024	5,782	4.8	9.1
Deposits	6,382	5,939	3,695	7.5	72.7

TE = Taxable Equivalent, N/A = Not Applicable

Additional Investment Management Services Data

dollars in billions	3Q03	2Q03	3Q02

Assets under management	$65.0	$63.3	$62.4
Nonmanaged and brokerage assets	63.4	61.5	67.2

     Net income for Investment Management Services was $26 million for the third quarter of 2003, unchanged from the third quarter of last year. Growth in taxable-equivalent net interest income was offset by a decrease in noninterest income and a higher provision for loan losses. Noninterest expense was essentially unchanged.

     Taxable-equivalent net interest income increased by $9 million, or 16%, from the third quarter of 2002. The increase was due primarily to strong growth in both average loans and core deposits. The positive effect of this growth was offset in part by the adverse effect of a less favorable interest rate spread on deposits.

     Noninterest income decreased by $7 million, or 5%, due to a $9 million decrease in trust and investment services income. The decline was due largely to the June 2002 sale of the 401(k) plan recordkeeping business. The reduction in trust and investment services income was offset in part by an increase in investment banking income.

     The provision for loan losses rose by $3 million, reflecting a higher level of net charge-offs in the McDonald Financial Group.

Other Segments

     Other segments consist primarily of Treasury, Principal Investing and the net effect of funds transfer pricing. These segments generated a net loss of $10 million for the third quarter of 2003, compared with net income of $14 million for the same period last year. The change in results from the third quarter of 2002 was due primarily to the net effect of funds transfer pricing and includes the effect of loan and security sales and prepayments on the funding center.

KeyCorp Reports Third Quarter 2003 Earnings
October 16, 2003

Line of Business Descriptions

Consumer Banking

     Retail Banking provides individuals with branch-based deposit and investment products, personal finance services and loans, including residential mortgages, home equity and various types of installment loans.

     Small Business provides businesses that have annual sales revenues of $10 million or less with deposit, investment and credit products, and business advisory services.

     Consumer Finance consists of two primary business units: Indirect Lending and National Home Equity.

     Indirect Lending offers automobile and marine loans to consumers through dealers and finances inventory for automobile and marine dealers. This business unit also provides education loans, insurance and interest-free payment plans for students and their parents.

     National Home Equity provides both prime and nonprime mortgage and home equity loan products to individuals. These products originate outside of Key’s retail branch system. This business unit also works with mortgage brokers and home improvement contractors to provide home equity and home improvement solutions.

Corporate and Investment Banking

     Corporate Banking provides a full array of products and services to large corporations, middle-market companies, financial institutions and government organizations. These products and services include: financing, treasury management, investment banking, derivatives and foreign exchange, debt and equity trading, and syndicated finance.

     KeyBank Real Estate Capital provides construction and interim lending, permanent debt placements and servicing, and equity and investment banking services to developers, brokers and owner-investors. This line of business deals exclusively with nonowner-occupied properties (i.e., generally properties for which the owner occupies less than 60% of the premises).

     Key Equipment Finance meets the equipment leasing needs of companies worldwide and provides equipment manufacturers, distributors and resellers with financing options for their clients. Lease financing receivables and related revenues are assigned to other lines of business (primarily Corporate Banking) if those businesses are principally responsible for maintaining the relationship with the client.

Investment Management Services

     Investment Management Services consists of two primary business units: Victory Capital Management and McDonald Financial Group.

     Victory Capital Management manages or gives advice regarding investment portfolios for a national client base, including corporations, labor unions, not-for-profit organizations, governments and individuals. These portfolios may be managed in separate accounts, common funds or the Victory family of mutual funds.

     McDonald Financial Group offers financial, estate and retirement planning and asset management services to assist high-net-worth clients with their banking, brokerage, trust, portfolio management, insurance, charitable giving and related needs.

KeyCorp Reports Third Quarter 2003 Earnings
October 16, 2003

     Cleveland-based KeyCorp is one of the nation’s largest bank-based financial services companies, with assets of approximately $84 billion. Key companies provide investment management, retail and commercial banking, consumer finance, and investment banking products and services to individuals and companies throughout the United States and, for certain businesses, internationally. The company’s businesses deliver their products and services through 900 KeyCenters and offices; a network of 2,158 ATMs; telephone banking centers (1.800.KEY2YOU); and a Web site, Key.com,® that provides account access and financial products 24 hours a day.

Notes to Editors:

A live Internet broadcast of KeyCorp’s conference call to discuss quarterly earnings and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at www.Key.com/ir at 9:00 a.m. ET, on Thursday, October 16, 2003. A tape of the call will be available through October 23.

For up-to-date company information, media contacts and facts and figures about Key’s lines of business visit our Media Newsroom at www.Key.com/newsroom.

This news release contains forward-looking statements about issues like anticipated earnings outlook, asset quality trends and anticipated improvement in profitability and competitiveness. Forward-looking statements by their nature are subject to assumptions, risks and uncertainties. Actual results could differ materially from those contained in or implied by such forward-looking statements for a variety of factors including: changes in interest rates; continued weakness in the economy which could materially impact credit quality trends and the ability to generate loans; failure of the capital markets to function consistent with customary levels; delay in or inability to execute strategic initiatives designed to grow revenues and/or manage expenses; consummation of significant business combinations or divestitures; new legal obligations or restrictions or unfavorable resolution of litigation; further disruption in the economy and the general business climate as a result of terrorist activities or military actions; and changes in accounting, tax or regulatory practices or requirements.

###

KeyCorp Reports Third Quarter 2003 Earnings
October 16, 2003

Financial Highlights
(dollars in millions, except per share amounts)

	Three months ended

	9-30-03	6-30-03	9-30-02

Summary of operations
Net interest income (TE)	$690	$710	$722
Noninterest income	463	434	432

Total revenue (TE)	1,153	1,144	1,154
Provision for loan losses	123	125	135
Noninterest expense	699	688	659
Net income	227	225	245
Per common share
Net income	$.54	$.53	$.57
Net income — assuming dilution	.53	.53	.57
Cash dividends paid	.305	.305	.30
Book value at period end	16.64	16.60	15.66
Market price at period end	25.57	25.27	24.97
Performance ratios
Return on average total assets	1.06%	1.07%	1.19%
Return on average equity	13.06	12.98	14.74
Net interest margin (TE)	3.73	3.85	3.99
Capital ratios at period end
Equity to assets	8.26%	8.18%	7.97%
Tangible equity to tangible assets	6.94	6.90	6.71
Tier 1 risk-based capital [a]	8.12	8.02	8.34
Total risk-based capital [a]	12.13	12.26	12.69
Leverage [a]	8.35	8.12	8.15
Asset quality
Net loan charge-offs	$123	$141	$185
Net loan charge-offs to average loans	.77%	.90%	1.16%
Allowance for loan losses	$1,405	$1,405	$1,489
Allowance for loan losses to period-end loans	2.24%	2.22%	2.37%
Allowance for loan losses to nonperforming loans	176.73	167.86	150.86
Nonperforming loans at period end	$795	$837	$987
Nonperforming assets at period end	862	897	1,017
Nonperforming loans to period-end loans	1.27%	1.32%	1.57%
Nonperforming assets to period-end loans plus OREO and other nonperforming assets	1.37	1.42	1.61
Other data
Average full-time equivalent employees	20,059	19,999	20,802
KeyCenters	900	903	903
Taxable-equivalent adjustment	$13	$14	$22

KeyCorp Reports Third Quarter 2003 Earnings
October 16, 2003

Financial Highlights (continued)
(dollars in millions, except per share amounts)

	Nine months ended

	9-30-03	9-30-02

Summary of operations
Net interest income (TE)	$2,103	$2,145
Noninterest income	1,294	1,323

Total revenue (TE)	3,397	3,468
Provision for loan losses	378	406
Noninterest expense	2,044	1,985
Net income	669	731
Per common share
Net income	$1.58	$1.72
Net income — assuming dilution	1.57	1.69
Cash dividends paid	.915	.90
Performance ratios
Return on average total assets	1.06%	1.20%
Return on average equity	12.98	15.13
Net interest margin (TE)	3.81	3.97
Asset quality
Net loan charge-offs	$425	$594
Net loan charge-offs to average loans	.90%	1.25%
Other data
Average full-time equivalent employees	20,174	20,927
Taxable-equivalent adjustment	$49	$108

(a) 9-30-03 ratio is estimated.

TE = Taxable Equivalent

KeyCorp Reports Third Quarter 2003 Earnings
October 16, 2003

Consolidated Balance Sheets
(dollars in millions)

	9-30-03	6-30-03	9-30-02

Assets
Loans	$62,723	$63,214	$62,951
Investment securities	106	99	148
Securities available for sale	7,550	7,533	7,409
Short-term investments	1,776	1,867	1,190
Other investments	1,103	1,003	848

Total earning assets	73,258	73,716	72,546
Allowance for loan losses	(1,405)	(1,405)	(1,489)
Cash and due from banks	2,398	3,249	3,039
Premises and equipment	614	606	651
Goodwill	1,154	1,142	1,105
Other intangible assets	41	31	23
Corporate-owned life insurance	2,483	2,470	2,384
Accrued income and other assets	5,917	5,670	5,257

Total assets	$84,460	$85,479	$83,516

Liabilities
Deposits in domestic offices:
Noninterest-bearing	$10,947	$11,375	$10,063
Interest-bearing	36,389	36,174	33,301
Deposits in foreign office — interest-bearing	1,403	2,320	1,246

Total deposits	48,739	49,869	44,610
Federal funds purchased and securities sold under repurchase agreements	4,804	3,766	6,350
Bank notes and other short-term borrowings	2,707	3,403	2,908
Accrued expense and other liabilities	5,891	5,760	5,438
Long-term debt	15,342	14,434	16,276
Capital securities of subsidiary trusts	—	1,258	1,282

Total liabilities	77,483	78,490	76,864
Shareholders’ equity	6,977	6,989	6,652

Total liabilities and shareholders’ equity	$84,460	$85,479	$83,516

Common shares outstanding (000)	419,266	421,074	424,864

KeyCorp Reports Third Quarter 2003 Earnings
October 16, 2003

Consolidated Statements of Income
(dollars in millions, except per share amounts)

	Three months ended			Nine months ended

	9-30-03	6-30-03	9-30-02	9-30-03	9-30-02

Interest income	$971	$1,022	$1,095	$3,014	$3,289
Interest expense	294	326	395	960	1,252

Net interest income	677	696	700	2,054	2,037
Provision for loan losses	123	125	135	378	406

	554	571	565	1,676	1,631
Noninterest income
Trust and investment services income	139	131	151	402	467
Service charges on deposit accounts	93	91	102	276	306
Investment banking and capital markets income	52	53	34	139	130
Letter of credit and loan fees	42	40	36	113	93
Corporate-owned life insurance income	27	27	25	81	77
Electronic banking fees	20	22	21	61	59
Net securities gains	2	3	—	9	1
Other income	88	67	63	213	190

Total noninterest income	463	434	432	1,294	1,323
Noninterest expense
Personnel	380	371	358	1,114	1,082
Net occupancy	56	56	57	171	170
Computer processing	43	44	45	131	147
Equipment	35	34	33	101	103
Marketing	30	33	33	88	89
Professional fees	30	32	21	87	63
Other expense	125	118	112	352	331

Total noninterest expense	699	688	659	2,044	1,985

Income before income taxes	318	317	338	926	969
Income taxes	91	92	93	257	238

Net income	$227	$225	$245	$669	$731

Net income per common share	$.54	$.53	$.57	$1.58	$1.72
Net income per common share -— assuming dilution	.53	.53	.57	1.57	1.69
Weighted average common shares outstanding (000)	421,971	423,882	426,274	423,697	425,746
Weighted average common shares and potential common shares outstanding (000)	425,669	427,170	431,326	426,968	431,098

KeyCorp Reports Third Quarter 2003 Earnings
October 16, 2003

Consolidated Average Balance Sheets, Net Interest Income and Yields/Rates
(dollars in millions)

	Third Quarter 2003			Second Quarter 2003			Third Quarter 2002

	Average			Average			Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate

Assets
Loans: [a,b]
Commercial, financial and agricultural	$17,188	$202	4.65%	$17,391	$218	5.01%	$17,485	$225	5.11%
Real estate — commercial mortgage	5,859	77	5.21	5,932	80	5.38	6,207	93	5.92
Real estate — construction	5,196	66	5.05	5,331	68	5.14	5,822	79	5.37
Commercial lease financing	7,995	118	5.91	7,883	119	6.05	7,215	121	6.72

Total commercial loans	36,238	463	5.07	36,537	485	5.32	36,729	518	5.60
Real estate — residential	1,707	28	6.43	1,803	30	6.54	2,089	37	7.00
Home equity	14,862	218	5.80	14,433	219	6.09	13,505	222	6.52
Consumer — direct	2,162	39	7.19	2,135	40	7.44	2,172	46	8.32
Consumer — indirect lease financing	460	11	9.60	601	14	9.40	1,264	28	8.98
Consumer — indirect other	5,123	105	8.23	5,002	105	8.43	5,143	117	9.13

Total consumer loans	24,314	401	6.55	23,974	408	6.82	24,173	450	7.41
Loans held for sale	2,526	29	4.53	2,518	29	4.70	2,584	35	5.48

Total loans	63,078	893	5.62	63,029	922	5.86	63,486	1,003	6.29
Taxable investment securities	14	—	4.46	5	—	5.44	1	—	8.45
Tax-exempt investment securities [a]	91	2	9.76	110	3	9.46	166	4	8.76

Total investment securities	105	2	9.07	115	3	9.27	167	4	8.75
Securities available for sale [a,c]	7,877	77	3.91	8,321	96	4.68	6,424	98	6.11
Short-term investments	1,531	6	1.70	1,484	8	2.12	1,151	6	2.28
Other investments [c]	1,032	6	2.68	985	7	2.47	855	6	2.46

Total earning assets	73,623	984	5.32	73,934	1,036	5.61	72,083	1,117	6.17
Allowance for loan losses	(1,396)			(1,409)			(1,509)
Accrued income and other assets	12,495			12,187			11,361

Total assets	$84,722			$84,712			$81,935

Liabilities
NOW and money market deposit accounts	$18,381	35	.75	$17,740	41	.93	$13,293	30	.91
Savings deposits	2,092	2	.48	2,084	3	.54	2,002	3	.67
Certificates of deposit ($100,000 or more) [d]	4,898	46	3.78	4,743	47	3.98	4,886	54	4.45
Other time deposits	11,073	81	2.89	11,434	84	2.96	12,713	115	3.57
Deposits in foreign office	1,627	4	1.04	2,445	8	1.25	2,593	12	1.76

Total interest-bearing deposits	38,071	168	1.76	38,446	183	1.91	35,487	214	2.40
Federal funds purchased and securities sold under repurchase agreements	5,133	12	.93	5,075	15	1.19	5,483	23	1.69
Bank notes and other short-term borrowings [d]	2,559	13	2.05	2,351	15	2.58	2,581	18	2.73
Long-term debt, including capital securities [d]	15,421	101	2.68	16,309	113	2.90	17,455	140	3.25

Total interest-bearing liabilities	61,184	294	1.93	62,181	326	2.13	61,006	395	2.59

Noninterest-bearing deposits	10,628			10,053			9,177
Accrued expense and other liabilities	6,016			5,526			5,159

Total liabilities	77,828			77,760			75,342
Shareholders’ equity	6,894			6,952			6,593

Total liabilities and shareholders’ equity	$84,722			$84,712			$81,935

Interest rate spread (TE)			3.39%			3.48%			3.58%

Net interest income (TE) and net interest margin (TE)		690	3.73%		710	3.85%		722	3.99%

TE adjustment [a]		13			14			22

Net interest income, GAAP basis		$677			$696			$700

Capital securities	—	—		$1,266	$18		$1,249	$19

(a) Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.

(b) For purposes of these computations, nonaccrual loans are included in average loan balances.

(c) Yield is calculated on the basis of amortized cost.

(d) Rate calculation excludes basis adjustments related to fair value hedges.

TE = Taxable Equivalent

GAAP = Generally Accepted Accounting Principles

KeyCorp Reports Third Quarter 2003 Earnings
October 16, 2003

Line of Business Results
(dollars in millions)

Consumer Banking

						Percent change 3Q03 vs.

	3Q03	2Q03	1Q03	4Q02	3Q02	2Q03	3Q02

Summary of operations
Total revenue (TE)	$616	$581	$560	$575	$577	6.0%	6.8%
Provision for loan losses	70	65	78	77	69	7.7	1.4
Noninterest expense	355	353	330	336	337	.6	5.3
Net income	120	102	94	101	107	17.6	12.1
Average loans	29,100	28,874	28,476	27,864	28,243	.8	3.0
Average deposits	34,999	34,780	34,357	33,910	33,580	.6	4.2
Net loan charge-offs	70	65	78	77	70	7.7	—
Return on average allocated equity	21.08%	18.36%	17.38%	18.98%	20.22%	N/A	N/A
Average full-time equivalent employees	8,508	8,449	8,522	8,327	8,439	.7	.8
Supplementary information (lines of business)
Retail Banking
Total revenue (TE)	$342	$334	$321	$334	$337	2.4%	1.5%
Provision for loan losses	14	15	16	17	16	(6.7)	(12.5)
Noninterest expense	212	212	200	204	207	—	2.4
Net income	73	67	65	70	71	9.0	2.8
Average loans	10,194	9,839	9,570	9,377	9,122	3.6	11.8
Average deposits	30,051	30,181	29,929	29,548	29,448	(.4)	2.0
Net loan charge-offs	14	15	16	17	17	(6.7)	(17.6)
Return on average allocated equity	45.25%	42.32%	41.71%	47.07%	48.48%	N/A	N/A
Average full-time equivalent employees	6,203	6,133	6,190	6,025	6,154	1.1	.8
Small Business
Total revenue (TE)	$102	$98	$96	$97	$98	4.1%	4.1%
Provision for loan losses	17	18	17	15	16	(5.6)	6.3
Noninterest expense	49	49	45	45	46	—	6.5
Net income	23	20	21	23	23	15.0	—
Average loans	4,406	4,438	4,417	4,297	4,343	(.7)	1.5
Average deposits	4,564	4,264	4,076	4,006	3,799	7.0	20.1
Net loan charge-offs	17	18	17	15	16	(5.6)	6.3
Return on average allocated equity	21.94%	19.71%	21.45%	23.76%	24.08%	N/A	N/A
Average full-time equivalent employees	404	404	381	331	327	—	23.5
Consumer Finance
Total revenue (TE)	$172	$149	$143	$144	$142	15.4%	21.1%
Provision for loan losses	39	32	45	45	37	21.9	5.4
Noninterest expense	94	92	85	87	84	2.2	11.9
Net income	24	15	8	8	13	60.0	84.6
Average loans	14,500	14,597	14,489	14,190	14,778	(.7)	(1.9)
Average deposits	384	335	352	356	333	14.6	15.3
Net loan charge-offs	39	32	45	45	37	21.9	5.4
Return on average allocated equity	7.91%	5.07%	2.79%	2.79%	4.53%	N/A	N/A
Average full-time equivalent employees	1,901	1,912	1,951	1,971	1,958	(.6)	(2.9)

KeyCorp Reports Third Quarter 2003 Earnings
October 16, 2003

Line of Business Results (continued)
(dollars in millions)

Corporate and Investment Banking

						Percent change 3Q03 vs.

	3Q03	2Q03	1Q03	4Q02	3Q02	2Q03	3Q02

Summary of operations
Total revenue (TE)	$383	$385	$368	$406	$379	(.5)%	1.1%
Provision for loan losses	48	56	50	67	64	(14.3)	(25.0)
Noninterest expense	181	182	167	181	169	(.5)	7.1
Net income	96	92	95	99	91	4.3	5.5
Average loans	27,784	28,126	28,344	28,665	29,123	(1.2)	(4.6)
Average deposits	4,621	4,145	4,043	3,926	3,384	11.5	36.6
Net loan charge-offs	48	73	79	106	113	(34.2)	(57.5)
Return on average allocated equity	11.36%	10.96%	11.52%	11.92%	11.08%	N/A	N/A
Average full-time equivalent employees	2,475	2,425	2,453	2,478	2,461	2.1	.6
Supplementary information (lines of business)
Corporate Banking
Total revenue (TE)	$224	$221	$220	$237	$230	1.4%	(2.6)%
Provision for loan losses	42	48	38	37	50	(12.5)	(16.0)
Noninterest expense	119	119	112	120	114	—	4.4
Net income	40	34	44	50	42	17.6	(4.8)
Average loans	13,653	13,956	14,219	14,773	15,355	(2.2)	(11.1)
Average deposits	3,777	3,419	3,365	3,207	2,785	10.5	35.6
Net loan charge-offs	42	65	68	76	99	(35.4)	(57.6)
Return on average allocated equity	8.11%	6.81%	8.82%	9.71%	8.12%	N/A	N/A
Average full-time equivalent employees	1,184	1,157	1,211	1,246	1,263	2.3	(6.3)
KeyBank Real Estate Capital
Total revenue (TE)	$93	$94	$80	$116	$93	(1.1)%	—%
Provision for loan losses	1	(1)	4	1	2	N/M	(50.0)
Noninterest expense	37	36	31	41	33	2.8	12.1
Net income	34	36	28	46	36	(5.6)	(5.6)
Average loans	7,303	7,406	7,497	7,753	7,832	(1.4)	(6.8)
Average deposits	830	712	665	710	590	16.6	40.7
Net loan charge-offs	1	(1)	4	1	2	N/M	(50.0)
Return on average allocated equity	15.21%	16.77%	13.73%	22.93%	18.74%	N/A	N/A
Average full-time equivalent employees	671	655	635	618	592	2.4	13.3
Key Equipment Finance
Total revenue (TE)	$66	$70	$68	$53	$56	(5.7)%	17.9%
Provision for loan losses	5	9	8	29	12	(44.4)	(58.3)
Noninterest expense	25	27	24	20	22	(7.4)	13.6
Net income	22	22	23	3	13	—	69.2
Average loans	6,828	6,764	6,628	6,139	5,936	.9	15.0
Average deposits	14	14	13	9	9	—	55.6
Net loan charge-offs	5	9	7	29	12	(44.4)	(58.3)
Return on average allocated equity	17.08%	17.54%	18.96%	2.60%	11.67%	N/A	N/A
Average full-time equivalent employees	620	613	607	614	606	1.1	2.3

KeyCorp Reports Third Quarter 2003 Earnings
October 16, 2003

Line of Business Results (continued)
(dollars in millions)

Investment Management Services

						Percent change 3Q03 vs.

	3Q03	2Q03	1Q03	4Q02	3Q02	2Q03	3Q02

Summary of operations
Total revenue (TE)	$208	$188	$192	$211	$206	10.6%	1.0%
Provision for loan losses	5	4	2	3	2	25.0	150.0
Noninterest expense	161	157	157	159	162	2.5	(.6)
Net income	26	16	21	30	26	62.5	—
Average loans	5,100	5,031	4,957	4,890	4,826	1.4	5.7
Average deposits	6,382	5,939	5,215	4,724	3,695	7.5	72.7
Net loan charge-offs	5	3	4	3	2	66.7	150.0
Return on average allocated equity	16.72%	10.63%	13.56%	19.20%	16.77%	N/A	N/A
Average full-time equivalent employees	2,791	2,859	2,967	3,032	3,119	(2.4)	(10.5)

N/M = Not Meaningful

N/A = Not Applicable

TE = Taxable Equivalent